As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-156335

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LAM RESEARCH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-2634797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4650 Cushing Parkway
Fremont, California 94538-6470
(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan, as amended
(Full title of the plan)

ERNEST E. MADDOCK
Senior Vice President and Chief Financial Officer
Lam Research Corporation
4650 Cushing Parkway,
Fremont, California 94538-6470
(510) 659-0200
(Name, address of and telephone number, including area code, of agent for service)

Copy to:
Timothy G. Hoxie, Esq.
Jones Day
555 California Street, 26th Floor
San Francisco, CA 94104
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS

Explanatory Note
     Lam Research Corporation hereby amends its registration statement on Form S-8 (Registration No. 333-156335) (the “Original Registration Statement”) by filing this Post-Effective Amendment No. 1. The sole purpose of this Post-Effective Amendment No. 1 is to amend the signature page to the Original Registration Statement. No additional securities are being registered.

Item 8. Exhibits.

Exhibit
Number
24.1 (1)	Powers of Attorney

(1)	Incorporated by reference to Page 4 of the Original Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 30, 2008.

Lam Research Corporation
By:	/s/ Ernest E. Maddock
Ernest E. Maddock
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Stephen G. Newberry	President and Chief Executive Officer (Principal Executive Officer)	December 30, 2008

/s/ ERNEST E. MADDOCK Ernest E. Maddock	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	December 30, 2008

/s/ STEPHEN LANZA	Vice President, Corporate Controller	December 30, 2008
Stephen Lanza

/s/ *	Executive Chairman and Director	December 30, 2008
James W. Bagley

/s/ *	Director	December 30, 2008
David G. Arscott

/s/ *	Director	December 30, 2008
Robert. M. Berdahl

/s/ *	Director	December 30, 2008
Richard J. Elkus, Jr.

/s/ *	Director	December 30, 2008
Jack R. Harris

/s/ *	Director	December 30, 2008
Grant M. Inman

/s/ *	Director	December 30, 2008
Catherine P. Lego

/s/ *	Director	December 30, 2008
Seiichi Watanabe

Signature	Title	Date

/s/ *	Director	December 30, 2008
Patricia S. Wolpert

* By:	/s/ ERNEST E. MADDOCK
Ernest E. Maddock
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number
24.1 (1)	Powers of Attorney

(1)	Incorporated by reference to Page 4 of the Original Registration Statement.